SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549


                               FORM 8-K
                            Current Report


                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934




                 Date of  Report:      November 13, 2000
                   (Date of earliest event reported)



                       COUNTRY WORLD CASINOS, INC.
           Exact name of registrant as specified in its charter



        Nevada                        0-22450               13-3140389
State of other jurisdiction of     Commission File No.   I.R.S. Employer
incorporation or organization                                 ID No.



      200 Monument Road, Suite 9, Bala Cynwyd, Pennsylvania  19004
                 (Address of principal executive offices)


Registrant's telephone number, including area code:     (610) 617-9990


                         Country World Casinos, Inc.
       200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania 19004

       (Former name or former address if changed since last report)

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Item 4. Changes In Registrant's Certifying Accountant

     On November 13, 2000, the Company dismissed its certifying accountant, Moore Stephens, P.C. ("Moore Stephens"). Moore Stephens' report on the financial statements for the two years ended June 30, 1997 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that their report for the two years ended June 30, 1997 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss Moore Stephens was approved by the Company's Board of Directors. During the two years ended June 30, 1997 and the subsequent interim period through November 13, 2000, the Company has not had any disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company, LLP ("Stefanou") as its certifying accountant as of November 13, 2000 for the Company's fiscal year ending June 30, 1998.

     The Company has not consulted Stefanou previously. Moore Stephens' letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

Item 7. Exhibits

     Letter from Moore Stephens, P.C. to the Commission, dated
November 13, 2000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   COUNTRY WORLD CASINOS, INC.


Date: November 13, 2000            By: /s/ William H. Patrowicz
                                   William H. Patrowicz, Secretary/Treasurer

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